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                                                                       EXHIBIT C


                            PLAN OF RECAPITALIZATION


         This PLAN OF RECAPITALIZATION (the "Agreement") is executed this 22nd day of April, 1998 by and between RMS Limited Partnership, a Nevada limited partnership ("RMS") and Precision Systems, Inc., a Delaware corporation ("PSI").

         WHEREAS, pursuant to that certain Contribution and Share Exchange Agreement of even date herewith to which this Agreement is attached as Exhibit
2.1 (the "Contribution Agreement"), Speer (as that term is defined in the Contribution Agreement) intends to conclude the Transaction or the Alternative Transaction (as such terms are defined in the Contribution Agreement); and

         WHEREAS, the closing of the transactions contemplated in the Contribution Agreement are contingent upon the prior closing of the transaction contemplated by this Agreement; and

         WHEREAS, in reliance on the representation and warranties of PSI set forth in the Contribution Agreement, RMS is willing to enter into this Agreement and to consummate the transactions specified herein; and

         WHEREAS, RMS is the holder of an aggregate of 10,000 shares of Series A Preferred Stock of PSI, 1,500 shares of Series B Preferred Stock of PSI, and the RMS Note (as hereinafter defined); and

         WHEREAS, the general and limited partners of RMS and the Board of Directors of PSI have determined that the execution, delivery and performance of this Agreement is in the best interests of RMS and PSI, respectively; and

         WHEREAS, it is the intention of the parties that the recapitalization under this Agreement qualifies as a reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

         NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

         1.1 Definitions. Capitalized words and phrases used in this Agreement which are not otherwise defined herein have the following meanings:
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                 (a)      "Closing Date" shall have the meaning set forth in
Article X of the Contribution Agreement;

                 (b) "Closing" shall have the meaning set forth in Article X of the Contribution Agreement;

                 (c)      "Exchange Rate" shall have the meaning set forth in
Section 2.1 of the Contribution Agreement; and

                 (d) "PSI Common Stock" shall have the meaning set forth in Section 1.2 of the Contribution Agreement.

                 (e) "Recapitalization" shall have the meaning set forth in Section 2.1 below.

                 (f) "Registration Rights Agreement" shall mean that certain agreement in the form of Exhibit 11.1.5 to the Contribution Agreement.


                                   ARTICLE II

                                RECAPITALIZATION

         2.1. Recapitalization. At the Closing, RMS will surrender to PSI for cancellation (i) all of the PSI Series A Preferred Stock (the "PSI Series A Stock") and all of the PSI Series B Preferred Stock (the "PSI Series B Stock") held by RMS and (ii) the outstanding principal balance and accrued interest as of the Closing Date on that certain promissory note by and between PSI and RMS dated September 30, 1997 (the "RMS Note"), and PSI will deliver to RMS in exchange therefor shares of PSI Common Stock at a price equal to the Exchange Rate as more specifically set forth below. The PSI Series A Stock and PSI Series B Stock shall be exchanged for that number of shares of PSI Common Stock equal to the quotient realized by dividing the sum of the aggregate liquidation preference for the PSI Series A Stock and PSI Series B Stock held by RMS plus the accumulated and unpaid dividends on such shares as of the Closing Date by the Exchange Rate. The Note shall be exchanged for that number of shares of PSI Common Stock equal to the quotient realized by dividing the sum of principal balance and accrued interest on the RMS Note as of the Closing Date by the Exchange Rate. In the event that the foregoing calculations yield a number of shares including a fractional interest, the number of shares issuable by PSI shall be rounded up to the next whole number of shares. The exchange of PSI Common Stock for the PSI Series A Stock, the PSI Series B Stock and the RMS Note held by RMS is referred to herein as the "Recapitalization."

         2.2 Third Party Recapitalization. Not later than 20 days from the date hereof, PSI shall enter into agreement with each of Didier Primat ("Primat"), Primwest Holding, N.V. ("Primwest") and Vulcan Ventures Incorporated ("Vulcan") to convert (the "Conversion") (i) the PSI Series B





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Stock held by Primwest and Vulcan and (ii) the promissory notes between each of
Primat and Vulcan with PSI into shares of PSI Common Stock on terms no less favorable to PSI than that of the Recapitalization set forth in Section 2.1.
The closing of the Conversion shall occur no later than the Closing Date.

         2.3 Stockholder Approval. PSI's obligations hereunder with respect to the Recapitalization are conditioned upon the approval by the holders of a majority of the shares of PSI capital stock entitled to vote thereon of an amendment to PSI's Certificate of Incorporation increasing the number of authorized shares of PSI Common Stock thereunder to an amount sufficient to cover the shares to be issued pursuant to this Agreement and the Contribution Agreement. PSI agrees to use its reasonable best efforts to obtain such stockholder approval as soon as reasonably practicable.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1     Representations of PSI.

         PSI hereby represents to RMS, that the following are true and accurate as of the date first written above:

                 (a) Subject to obtaining stockholder approval of the amendment to its Certificate of Incorporation referred to in Section 2.3, PSI has the full right, power, and authority to execute and deliver this Agreement and to perform its terms. This Agreement is a valid and binding agreement of PSI enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (b) The execution and delivery of this Agreement by PSI and the consummation of the transactions required hereunder does not and will not violate or conflict with any statute, regulation, judgment, order, writ, decree, or injunction, currently applicable to PSI or any of its property or assets.

                 (c) No consent or approval of any third party is required to be obtained by PSI in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder other than those approvals identified this Agreement and in the Contribution Agreement. No contract or agreement to which PSI is a party restricts the ability of PSI to fulfill its obligations and responsibilities under this Agreement or any related agreement or to carry out the activities contemplated herein.

                 (d) All of the representations and warranties of PSI set forth in the Contribution Agreement are true and accurate in all material respects as of the date hereof and shall be true and






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accurate as of the Closing and RMS shall be entitled to rely on such representations and warranties which are incorporated herein by this reference.

                 (e) Subject to obtaining stockholder approval of the amendment to its Certificate of Incorporation referred to in Section 2.3, all of the shares of Common Stock to be issued by PSI pursuant to this Agreement shall be validly issued, fully paid and nonassessable shares, not subject to any preemptive rights, of free and clear of any liens, claims, options, encumbrances or restrictions of any nature whatsoever.

         3.2     Representations of RMS.

         RMS hereby represents to PSI that the following are true and accurate as of the date first written above.

                 (a) RMS is a limited partnership, duly organized, validly existing and in good standing in the State of Nevada with the requisite power to enter into and perform its obligations under this Agreement in accordance with its terms.

                 (b) RMS has the full right, power and authority to execute and deliver this Agreement and to perform its terms. All required actions to approve and adopt this Agreement have been taken. This Agreement is a duly authorized, valid and binding agreement of RMS enforceable against it in accordance with its terms, subject as to enforcement to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

                 (c) No consent or approval of any third party is required to be obtained by RMS in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder other than those approvals identified in the Contribution Agreement. No contract or agreement to which RMS is a party restricts the ability of RMS to fulfill its obligations and responsibilities under this Agreement or any related agreement or to carry out the activities contemplated herein.

                 (d) RMS owns and will own as of the Closing Date the Series A Preferred Stock, Series B Preferred Stock and the RMS Note free and clear of any liens, claims, options encumbrances or restrictions of any nature whatsoever.

                                   ARTICLE IV

                                    CLOSING

         4.1 Delivery of Securities. The actual consummation of the transactions contemplated by this Agreement shall take place on the Closing Date. The Closing shall occur only in the event that the conditions to closing set forth in the Contribution Agreement have been satisfied or waived by the party or parties entitled to the benefit of such conditions and stockholder approval of the





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amendment to the PSI Certificate of Incorporation has been obtained as contemplated by Section 2.3. At the Closing, Speer shall deliver to PSI for cancellation of the RMS Note, the share certificates representing the Series A Preferred Stock and such transfer instructions relating to the exchange of the Series A Preferred Stock and Series B Preferred Stock as PSI may reasonably request. At the Closing, PSI shall deliver to RMS certificates representing the number of shares of Common Stock as determined in accordance with Section
2.1 hereof and a copy of the Registration Rights Agreement executed by PSI.
The Closing shall be conditioned upon the Closing of the Contribution and Exchange Transaction. The obligation of each of RMS and PSI to Close, shall be conditioned upon the representations and warranties of the other being true and accurate in all material respects as of the Closing Date.

                                   ARTICLE V

                                 MISCELLANEOUS

         5.1     Term and Termination.

                 (a) Effective Date. This Agreement shall be effective from and after the date first set forth above until its termination pursuant to this Section 5.1.

                 (b) Termination. This Agreement shall terminate automatically without notice or any further action by any of the parties hereto in the event of the termination of the Contribution Agreement in accordance with its terms.

         5.2 Notice. All notices required to be given under the terms of this Agreement or which any of the parties may desire to give hereunder shall be in writing and delivered personally or sent by express delivery, or by facsimile, or by registered or certified mail, with proof of receipt, postage and expenses prepaid, return receipt requested, addressed as follows:

                 (a)      As to RMS, addressed to:

                          50 West Liberty Street
                          Suite 650
                          Reno, Nevada 89501
                          Facsimile: (702) 333-0412
                          Attention: C. Thomas Burton, Jr., Esq.





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                          with a copy thereof addressed to:

                          Baker & McKenzie
                          815 Connecticut Avenue, N.W.
                          Washington, D.C.
                          Facsimile (202) 452-7074
                          Attention: Thomas J. Egan, Jr., Esq.

                 (b)      As to PSI, addressed to:

                          11800 30th Court North
                          St. Petersburg, Florida 33716
                          Facsimile: (813) 573-9193
                          Attention: Chief Financial Officer

                          with a copy thereof addressed to:

                          Troutman Sanders LLP
                          600 Peachtree Street, N.W.
                          Suite 5200
                          Atlanta, Georgia 30308
                          Facsimile: (404) 885-3995
                          Attention: James L. Smith, III, Esq.

                                     and

                          Foley & Lardner
                          100 North Tampa Street
                          Suite 2700
                          Tampa, Florida 33602
                          Facsimile: (813) 221-4210
                          Attention: David L. Robbins, Esq.

         5.3 Assignment. This Agreement shall not be assignable by either Party, except with the written consent of the other Party.

         5.4 Binding Effect. Every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

         5.5 Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define, or limit the scope, extent, or intent of this Agreement or any provision hereof.





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         5.6     Further Action.  Each Party agrees to perform all further acts and to execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

         5.7 Applicable Law. The laws of the State of Florida (excluding the rules on conflict of laws or choice of law) shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties.

         5.8 Choice of Forum; Venue; Service of Process. Any suit, action, or proceeding among any or all of RMS and PSI relating to this Agreement, to any document, instrument, or agreement delivered pursuant hereto, referred to herein, or contemplated hereby, or in any other manner arising out of or relating to the transactions contemplated by or referenced in this Agreement, shall be commenced and maintained exclusively in the United States District Court for the Middle District of Florida, or, if that Court lacks jurisdiction over the subject matter, in a state court of competent subject-matter jurisdiction sitting in Pinellas County, Florida. RMS and PSI hereby submit themselves unconditionally and irrevocably to the personal jurisdiction of such courts. RMS and PSI further agree that venue shall be in Pinellas County, Florida. RMS and PSI irrevocably waive any objection to such personal jurisdiction or venue including, but not limited to, the objection that any suit, action, or proceeding brought in Pinellas County, Florida, has been brought in an inconvenient forum. RMS and PSI irrevocably agree that process issuing from such courts may be served on them, either personally or by certified mail, return receipt requested, at the addresses given in Section 5.2 hereof; and RMS and PSI further irrevocably waive any objection to service of process made in such manner and at such addresses, including without limitation any objection that service in such manner and at such addresses is not authorized by the local or procedural laws of Florida.

         5.9 Entire Agreement. This Agreement constitutes the entire understanding of and agreement between the Parties with respect to the subject matter hereof and supersedes all prior representations, understandings, and agreements.

         5.10 Waiver. No waiver by any party of any term of this Agreement or of any breach of any term of this Agreement shall constitute a waiver of any such term or any such breach in any other case, whether prior or subsequent.

         5.11 Counterpart Execution. This Agreement may be executed in several counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

         5.12 Amendments. This Agreement may be amended or modified only by a written agreement signed by both of the Parties.





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         IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day first above set forth.

                                            Precision Systems, Inc.,
                                            A Delaware corporation



                                            By: /s/ Willem Huisman
                                                -------------------------
                                                Willem Huisman
                                                CEO and President

                                            RMS Limited Partnership,
                                            a Nevada limited partnership



                                            By: /s/ C. Thomas Burton Jr.
                                                -------------------------
                                                C. Thomas Burton, Jr.
                                                President
                                                Crystal Diamond, Inc.
                                                General Partner of
                                                RMS Limited Partnership





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